UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01	Other Events

On December 29, 2015, New York Community Bancorp, Inc. (the “Company”) issued a press release reporting the completion of the balance sheet repositioning it announced on October 29, 2015 in conjunction with its signing of a definitive merger agreement with Astoria Financial Corporation (“Astoria Financial”).

The Company prepaid $10.4 billion of wholesale borrowings with an average cost of 3.16% and replaced them with a like amount of wholesale borrowings having an average cost of 1.58%. While the repositioning resulted in a one-time after-tax prepayment charge of approximately $547 million in the current fourth quarter, it also will result in an annual after-tax benefit to earnings of approximately $100 million, beginning in 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)

Attached as Exhibit 99.1 is the press release issued by the Company on December 29, 2015 to report the completion of the balance sheet repositioning it announced on October 29, 2015 in conjunction with the signing of a definitive merger agreement with Astoria Financial.

Cautionary Statements Regarding Forward-Looking Information

The information presented herein, and in other related communications, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, the expected completion date, financial benefits, and other effects of the proposed merger of the Company and Astoria Financial.

Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and other words of similar import.  Forward-looking statements are not historical facts but, instead, express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.

Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees, and counterparties; customer disintermediation; inflation; expected synergies, cost savings, and other financial benefits of the proposed transaction might not be realized within the expected time frames or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with the Company’s and Astoria Financial’s respective businesses, customers, borrowings, repayment, investment, and deposit practices, and general economic conditions, either nationally or in the market areas in which the Company and Astoria Financial operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect the Company’s and Astoria Financial’s future results are identified in their Annual Reports on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC.

Forward-looking statements are made only as of the date of this release and any related communications, and neither the Company nor Astoria Financial undertakes any obligation to update any forward-looking statements contained herein to reflect events or conditions after the date hereof.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving the Company and Astoria Financial. The Company has filed a registration statement on Form S-4 with the SEC, which includes a joint proxy statement of Astoria Financial and the Company and a prospectus of the Company, and each party will file other documents regarding the proposed transaction with the SEC.  A definitive joint proxy statement/prospectus will also be sent to shareholders of Astoria Financial and of the Company seeking any required stockholder approvals. Before making any voting or investment decision, investors and security holders of Astoria Financial and the Company are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.  The documents filed by the Company and Astoria Financial with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed by the Company may be obtained free of charge at its website at http://ir.mynycb.com/ and the documents filed by Astoria Financial may be obtained free of charge at its website at http://ir.astoriabank.com/.   Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to New York Community Bancorp, Inc., Attn: Corporate Secretary, 615 Merrick Avenue, Westbury, New York 11590 or by calling (516) 683-4420, or from Astoria Financial upon written request to Astoria Financial Corporation, Attn: Monte N. Redman, President, One Astoria Bank Plaza, Lake Success, New York 11042 or by calling (516) 327-3000.

The Company, Astoria Financial, their directors, executive officers, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s and Astoria Financial’s stockholders in favor of the approval of the merger.  Information about the directors and executive officers of the Company and their ownership of its common stock is set forth in the proxy statement for its 2015 annual meeting of stockholders, as previously filed with the SEC on April 24, 2015.  Information about the directors and executive officers of Astoria Financial and their ownership of its common stock is set forth in the proxy statement for its 2015 annual meeting of stockholders, as previously filed with the SEC on April 17, 2015.  Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 29, 2015	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President
and Director, Investor Relations

EXHIBIT INDEX

Exhibit 99.1                  Press release issued by the Company on December 29, 2015.